UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2013
K12 Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(703) 483-7000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Adam L. Cohn as a Director of the Company

On February 28, 2013 (the “Effective Date”), Adam L. Cohn was appointed to the Board of Directors (the "Board") of K12 Inc. (the "Company"). There are no arrangements or understandings between Mr. Cohn and any other person pursuant to which Mr. Cohn was appointed a Director of the Company. Mr. Cohn will serve as a director of the Company until the next annual meeting of stockholders of the Company and until his successor is elected and qualified or until his death, retirement, resignation or removal.

Mr. Cohn, age 41, is Senior Vice President, Business Development of Knowledge Universe Education L.P. (“KUE”) and its portfolio companies. Knowledge Universe is a leading global education organization operating early childhood education centers and international schools.

Mr. Cohn will be compensated in accordance with the Company’s non-employee director compensation policy in effect from time to time.  Based on the Company’s current policy, Mr. Cohn will receive an annual award of restricted stock equivalent to $60,000 (prorated for the period between the Effective Date and December 31, 2013, based on the number of days in such period divided by 365).  Mr. Cohn will also receive, on a prorated basis, an annual cash retainer of $40,000, paid in quarterly installments at the end of each quarter. In addition, Mr. Cohn will receive $1,500 per Board meeting.

During the fiscal year ended June 30, 2012, the Company has purchased services and assets in the amount of $590,423 from Knowledge Universe Technologies (“KUT”) pursuant to a Transition Services Agreement related to the Company’s acquisition of KC Distance Learning, Inc., as well as other administrative services. Since July 1, 2012, the Company has purchased an additional $169,339 worth of services and assets from KUT.  KUT is an affiliate of Learning Group, LLC, a beneficial holder of more than 5% of our capital stock. KUE is affiliated with KUT and the Learning Group, LLC.  Other than by virtue of his relationship with KUE, Mr. Cohn has no interest in the Transition Services Agreement or the other administrative services KUT provides to the Company and does not expect to benefit materially from the same.

On March 4, 2013, the Company issued a press release announcing the appointment of Mr. Cohn to the Board of Directors of the Company. A copy of this press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 99.1 - Press Release dated March 4, 2013 of K12 Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

March 4, 2013	By:	/s/ Howard D. Polsky
	Name:	Howard D. Polsky
	Title:	General Counsel and Secretary